Exhibit 8.1

List of subsidiaries of Abbey National plc as at 31 December 2007

	Company Name	Domicile

1	A N (123) plc	England and Wales
2	Abbey Business Services (India) Private Limited	India
3	Abbey Covered Bonds LLP	England and Wales
4	Abbey National (America) Holdings Inc.	Delaware, USA
5	Abbey National (America) Holdings Limited	England and Wales
6	Abbey National (Gibraltar) Limited	Gibraltar
7	Abbey National (Holdings) Limited	England and Wales
8	Abbey National Alpha Investments	England and Wales
9	Abbey National American Investments Limited	England and Wales
10	Abbey National Baker Street Investments	England and Wales
11	Abbey National Beta Investments Limited	England and Wales
12	Abbey National business Asset Leasing Limited	England and Wales
13	Abbey National business Cashflow Finance Limited	England and Wales
14	Abbey National business Equipment Leasing Limited	England and Wales
15	Abbey National Business Office Equipment Leasing Limited	England and Wales
16	Abbey National business Sales Aid Leasing Limited	England and Wales
17	Abbey National business Vendor Plan Leasing Limited	England and Wales
18	Abbey National Charitable Trust Limited	England and Wales
19	Abbey National Employment Services Inc.	Delaware, USA
20	Abbey National Financial and Investment Services (Jersey) Limited	Jersey
21	Abbey National Financial Investments 3 B.V.	Holland
22	Abbey National Financial Investments 4 B.V.	Holland
23	Abbey National Financial Investments No. 2 Limited	Jersey
24	Abbey National Funded Unapproved Retirement Benefits Scheme Trustees Limited	England and Wales
25	Abbey National Funding plc	England and Wales
26	Abbey National General Insurance Services Limited	England and Wales
27	Abbey National Gibraltar (1986) Limited	England and Wales
28	Abbey National Global Investments	England and Wales
29	Abbey National GP (Jersey) Limited	Jersey
30	Abbey National Group Pension Schemes Trustees Limited	England and Wales
31	Abbey National Guarantee Company	England and Wales
32	Abbey National Homes Limited	England and Wales
33	Abbey National International Limited	Jersey
34	Abbey National Investments	England and Wales
35	Abbey National Investments Holdings Limited	England and Wales
36	Abbey National Jersey International Limited	Jersey
37	Abbey National March Leasing(4) Limited	England and Wales
38	Abbey National Mortgage Finance plc	England and Wales
39	Abbey National Nominees Limited	England and Wales
40	Abbey National North America Corporation	Delaware, USA
41	Abbey National North America Holdings Limited	England and Wales
42	Abbey National North America LLC	Delaware, USA
43	Abbey National Offshore Holdings Limited	Jersey
44	Abbey National Personal Pensions Trustee Limited	England and Wales
45	Abbey National PLP (UK) Limited	England and Wales
46	Abbey National Properties(2) Limited	England and Wales
47	Abbey National Property Investments	England and Wales
48	Abbey National Property Services Limited	England and Wales
49	Abbey National Secretariat Services (Jersey) Limited	Jersey

	Company Name	Domicile

50	Abbey National Secretariat Services Limited	England and Wales
51	Abbey National Securities Inc.	Delaware, USA
52	Abbey National September Leasing(3) Limited	England and Wales
53	Abbey National Shelf Co.(4) Limited	England and Wales
54	Abbey National Sterling Capital plc	England and Wales
55	Abbey National Treasury International (IOM) Limited	Isle of Man
56	Abbey National Treasury Investments	England and Wales
57	Abbey National Treasury Services (Trains Holdings) Limited	England and Wales
58	Abbey National Treasury Services (Transport Holdings) Limited	England and Wales
59	Abbey National Treasury Services Investments Limited	England and Wales
60	Abbey National Treasury Services Overseas Holdings	England and Wales
61	Abbey National Treasury Services plc	England and Wales
62	Abbey National UK Investments	England and Wales
63	Abbey Stockbrokers (Nominees) Limited	England and Wales
64	Abbey Stockbrokers Limited	England and Wales
65	AN Structured Issues Limited	Jersey
66	ANDSH Limited.	England and Wales
67	ANFP (US) LLC	Delaware, USA
68	ANITCO LIMITED	England and Wales
69	Baker Street Risk and Insurance (Guernsey) Limited	Guernsey
70	Brettwood Limited	Jersey
71	CA Premier Banking Limited	England and Wales
72	Carfax (Guernsey) Limited	Guernsey
73	Cater Allen Holdings Limited	England and Wales
74	Cater Allen International Limited	England and Wales
75	Cater Allen Limited	England and Wales
76	Cater Allen Lloyd’s Holdings Limited	England and Wales
77	Cater Allen Nominees (Jersey) Limited	Jersey
78	Cater Allen Pensions Limited	England and Wales
79	Cater Allen Registrars Limited	Jersey
80	Cater Allen Syndicate Management Limited	England and Wales
81	Cater Allen Trust Company (Jersey) Limited	Jersey
82	Cater Tyndall Limited	England and Wales
83	Debt Management and Recovery Services Limited	England and Wales
84	Duchess Parade Investments Limited	England and Wales
85	First National Motor Business Limited	England and Wales
86	First National Motor Contracts Limited	England and Wales
87	First National Motor Facilities Limited	England and Wales
88	First National Motor Finance Limited	England and Wales
89	First National Motor Leasing Limited	England and Wales
90	First National Motor plc	England and Wales
91	IEM (Holland) Aircraft Lease B.V.	Holland
92	IEM 757 Leasing I B.V.	Holland
93	IEM Airfinance B.V.	Holland
94	IEM Lease Aircraft B.V.	Holland
95	Insurance Funding Solutions Limited	England and Wales
96	James Hay Administration Company Limited	England and Wales

	Company Name	Domicile

97	James Hay Holdings Limited	England and Wales
98	James Hay Insurance Company Limited	Jersey
99	James Hay Pension Trustees Limited	England and Wales
100	James Hay Wrap Managers Limited	England and Wales
101	MAC No. 1 Limited	England and Wales
102	N&P (B.E.S.) Loans Limited	England and Wales
103	Porterbrook Leasing Company Limited	England and Wales
104	Porterbrook Leasing Company MEBO Limited	England and Wales
105	Porterbrook Limited	England and Wales
106	Porterbrook Maintenance Limited	England and Wales
107	PSA Finance PLC	England and Wales
108	Sandywick Limited	Jersey
109	Santander Consumer (UK) plc	England and Wales
110	Santander Private Banking UK Limited	England and Wales
111	Sarum Trustees Limited	England and Wales
112	Scottish Mutual Pensions Limited	England and Wales
113	Sheppards Moneybrokers Limited	England and Wales
114	Solarlaser Limited	England and Wales
115	The WF Company Limited	England and Wales
116	Whitewick Limited	Jersey